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                                                                   EXHIBIT 10.68

                    Comprehensive Credit-extension Agreement

                                  [Translation]

Credit Giver:  UTSTARCOM (CHINA) LTD. (hereinafter referred to Party A)

Address:

Tel.: 65542030

Fax: 65542058

Creditor: China Everbright Bank, Chaoyang Branch, Beijing (hereinafter referred to Party B)

Address:

Tel.:

Fax:

WHEREAS, In light of "Act on Commercial Bank of People's Republic of China", through equal negotiation, both parties reach the Agreement as follows and agree it is binding on them both:

                   Chapter One: Definition and Interpretation

Article One: The following terms set forth in the Agreement has the meaning as such, except otherwise defined by the text of the Agreement:

Comprehensive credit extension: one or more kind(s) of conditional promise
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mortgaged on credit extended by Party B to Party A.

Specific transaction: specific credit extension transaction as loan extension,
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bank's acceptance bill and trade financing provided by Party B in accordance with Party B's comprehensive credit-extension to Party A.

Maximum credit extension margin: maximum balance of principals of the debts in
-------------------------------
all items of specific transactions, which Party A may use on application to Party B during the term of comprehensive credit extension agreed on in this Agreement and is determined on Party B's comprehensive credit extension to Party A.

Specific credit extension margin: maximum balance of principal of the debt in
--------------------------------
one item of specific transaction, which Party A may use on application to Party B during the term of comprehensive credit extension agreed on in this Agreement and is determined within maximum credit extension margin.

Used credit extension margin: summation of balance of principal of the debt in
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one item of specific transaction, which Party A hasn't repaid during the term of comprehensive credit extension agreed on in this Agreement and is determined within specific credit extension margin.

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Maximum stand-by credit-extension margin: balance between maximum credit
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extension margin and all used credit extension margins.

Stand-by credit extension margin: balance between maximum credit extension
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margin regarding one specific transaction and used credit extension margin regarding one specific transactions.

Contract regarding specific transactions: contract or agreement concluded by
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Party A and Party B concerning usage of specific credit extension margin.

          Chapter Two: Maximum Credit Margin and Specific Credit Margin

Article Two: Maximum credit extension margin (if counted in both home currency and foreign currency, foreign currency shall be accounted into home currency at the base rate of exchange on the concluding date of the Agreement) is RMB Three
                                                                      ---------
Hundred Million Yuan
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Article Three: Within maximum credit extension margin and specific credit margin regarding specific transaction is as such:

1.  Common loan: RMB 50,000,000

    Among which, home currency loan as: RMB 50,000,000

    Foreign currency loan as:  None
                             ------
2.  Others(Name to be expressed): Discount of commercial invoice: RMB 10,000,000

                 Comprehensive factoring: RMB 10,000,000


                     Chapter Three Term of Credit Extension

Article Four: Validity term of maximum credit extension margin is: from September 30 of 2001 to September 30 of 2002.


                      Chapter Four: Usage of Maximum Credit
                        Margin and Specific Credit Margin

Article Five: During the term of credit extension agreed on in the Agreement and within the maximum credit margin and specific credit margin, Party A may apply to Party B in writing for usage of specific credit extension on one lump sum or by items on different occasions and this written application shall carry on name, usage period and sum of specific transaction. Party B shall

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determine name, usage period and sum of specific transaction upon Party A's written application and credit record, Party B's policy concerning unsecured loan and conditions of the Agreement.

Article Six: Summation of credit margin already used by Party A shall not exceed the maximum credit margin. During the term of credit extension, Party A may use the specific credit margin on roll-over, that is, once the debt under any specific transaction is paid up, the specific credit margin previously used on this specific transaction can be re-used on new specific transaction of the same kind.

Party A shall apply for using specific credit margin within the term of credit extension and stand-by credit margin shall be automatically cancelled on expiration of the term of credit extension.

Article Seven: Party A and Party B shall conclude contracts of specific transaction regarding specific transaction and contracts of specific transaction shall prevail if this Agreement conflicts with contracts of specific transaction.

Article Eight: Usage period of any specific transaction shall not be later than the last day of the term of credit extension and shall not exceed one year.


                               Chapter Five: Rate

Article Nine: Interest rate, exchange rate or any rate waiting to be determined in each specific transaction under this Comprehensive Credit-extension Agreement shall be stipulated by both parties when concluding contracts of specific transaction. Contract of each specific transaction signed by both parties shall predominate.

                    Chapter Six: Adjustment of Maximum Credit
                        Margin and Specific Credit Margin

Article Ten: Party B may adjust maximum credit margin and term of credit extension and terminate the comprehensive credit extension to Party A in the event of the following:

1.    The State's monetary policies undergo a material change;

2.    There is occurrence or threatening occurrence of grave financial risks;

3.    The market relevant to Party A's transaction undergoes a material change;




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4.  Party A is being or to be exposed to grave transactional difficulties or risks;

5. Party A undergoes material system changes such as separation, amalgamation or dismissal;


6. Party A uses the fund under credit extension in the manner contradicting with the provision concerned;

7. Party A has such acts as property transfer, flight of capital and debt evasion;

8.  Party A breaks the promises agreed on in this Agreement;

9. The guarantor in this Agreement undergoes severe lack of capital or transactional difficulties to such extent as to substantially affect his guaranty ability;

10. The estate under the mortgage or the pledge is destroyed or lost to the extent of threatening Party B's credit;

11. The occurrence of any other event or situation, at Party B's sole analysis or judgment, has already caused or is immediate to cause the deterioration of Party A's ability to pay debts or damage to Party B's interest.

Article Eleven: In spite of the foregoing, if Party A makes a written request for adjusting each specific credit margin after the conclusion of this Agreement, Party A shall obtain Party B's permission in writing. Party A's written request and Party B's response letter are both taken as the amendment to Article Three of this Agreement and have equal legal effect to this Agreement.

                             Chapter Seven Security

Article Twelve: To ensure the prompt repayment of the debt under this Agreement, the following means of security are adopted:

1. Surety: UTStarcom (Hangzhou) Communication Co., Ltd.; which signed the Maximum Margin Guarantee Contract with the contract no. as "CEB Chao Max Surety"

Article Thirteen: Notwithstanding the means of security agreed on in this Agreement as the foregoing, when conducting specific transaction, Party B has the authority to request Party A to provide other security if Party B thinks necessary and Party A shall not refuse affording other security on the ground that it is settled on security in this Agreement.

                      Chapter Eight: Party B's Undertaking

Article Fourteen: Party B shall without any unreasonable delay take up and examine and approve


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Party A's application on the ground that Party A applies for usage of specific credit margin in terms of this Agreement.

Article Fifteen: Party B shall not take the liberty to adjust maximum credit margin and term of credit extension to the extent of being unfavorable to Party A, unless otherwise set forth in this Agreement.

                       Chapter Nine: Party A's Undertaking

Article Sixteen: Party A shall repay all the debts under the contract of specific transaction on schedule and pay all the expenses due on schedule.

Article Seventeen: Party A shall use the capital within the specific credit margin in conformity with law, this Agreement and contracts of specific transaction, subject to Party B's examination at any time.

Article Eighteen: During the term of credit extension, Party A shall provide Party B true financial statements and afford to Party B actual material about its main banks of deposit in China, accounts, balance held on deposits and credits and other transactional data.

Article Nineteen: Party A shall open an account of settlement and average balance of settlement of each day at this account of settlement shall not be less than 5% of the summation of used credit margins.

Article Twenty: During the term of credit extension, Party A shall not tender guarantee for the Third Party without prior notice to Party B and it shall not affect its ability to repay debts to Party B on schedule.

Article Twenty-one: During the term of credit extension, Party A shall be liable to make the following notices:

1. Party A shall notify Party B and provide it relevant data within 15 days after change or modification in event of change of legal representatives (principals) or address or business place, alteration of the registered capital or fundamental change of shares or investment;

2. During the term of credit extension, Party A shall notify Party B immediately in event of involvement of major action, arbitration or other legal process, or fundamental change of

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    operation or financial situation to the extent of affecting the realization of Party B's right of credit.

3. During the term of credit extension, Party A shall give two week's notice to Party B and repay all the debts incurred by Party B or fix repayment liability in event that Party A conducts such capital-reconstructing activities as annex, purchase or separation, or such activities affecting management right as contracts or lease of any kind, or any activities changing corporate structure or mode of business, or such activities terminating business as petition for declaring bankruptcy or dissolution.

Article Twenty-two: Party A's breach of any provision of this Agreement or contracts of specific transaction constitutes a breach to this Agreement, of which in the event Party B may recall any financing funds under the credit margin and terminate this Agreement immediately.

                   Chapter Ten Effectiveness of This Agreement

Article Twenty-three: This Agreement establishes as of the date when both Parties' authorized representatives (principals) or their agents sign and seal this Agreement and comes into effect when the Contract of Security in this Agreement comes into effect or when both Parties' authorized representatives (principles) or their agents sign and seal this Agreement in case of no Contract of Security agreed on.

                      Chapter Eleven Settlement of Disputes

Article Twenty-four: Both Parties shall settle through friendly negotiation any disputes arising out of or relating with the performance of this Agreement. If negotiation fails, either party may file an action at the court at the site of which Party B is located.

                         Chapter Twelve Entire Agreement

Article Twenty-five: Any contract of specific transaction (If the signing date of any contract of specific transaction is within the term of comprehensive credit extension or it is proved to be concluded according to this Agreement) concluded between Party A and Party B is made a part of and subject to this Agreement, together form a single integrated Agreement. Article Twenty-six: In the event that Party A does not perform obligation stipulated in any specific transaction subject to this Agreement, Party A will be treated as breach of this Agreement, and Party

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B can terminate this Agreement and revoke in advance all undue credit rights.

Article Twenty-seven: Any term and conditions which are not stipulated in this Agreement can be otherwise set forth in writing as an appendix of this Agreement, and such appendix is the effective part of, and have the same enforcement with this Agreement.

                         Chapter Thirteen Miscellaneous

Article Twenty-eight: This Agreement has two originals with same effectiveness and each party has one.

Article Twenty-nine: This Agreement is signed in Beijing as of Nov. 30/th/,
2001.




Party A(stamp)              Party B(Stamp)
Legal representative:          Legal representative:
(or entrusted agent):          (or entrusted agent):




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                            Translation Certification
                            -------------------------

         I hereby certify that the foregoing represents a fair and accurate English translation of the original Chinese document.

Dated:  February 5, 2002

                                    By: /s/ Michael J. Sophie
                                        ----------------------------------------
                                         Michael J. Sophie
                                         Chief Financial Officer